UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in the amended Form 8-KSB filed as of the date hereof, in connection with the preparation of the Cornerworld Corporation (the “Company”) April 30, 2007 audit, the Company’s previous independent accounting firm determined that the financial statements included in the Company’s Annual Report on Form 10-KSB for the period ended April 30, 2007 (“10-KSB”), as well as the disclosure in Form 8-KSB filed on August 17, 2007 (“8-KSB”), did not contain certain stock issuances made to the Company’s former management. Such issuances were made in connection with the Share Exchange Agreement dated May 11, 2007, which closed on August 10, 2007.

The Company has discussed this matter with its previous independent accounting firm, and has filed amendments to both the 10-KSB and 8-KSB, which were filed on September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERWORLD CORPORATION

Date: December 20, 2007	By:	/s/ Scott Beck
Name: Scott Beck
Title: President